As filed with the Securities and Exchange Commission on June 28, 2000
                                                       Registration No. 33-49767
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 CSX CORPORATION
             (Exact name of registrant as specified in its charter)

          COMMONWEALTH OF VIRGINIA                      62-1051971
        (State or other jurisdiction     (I.R.S. Employer Identification Number)
      of incorporation or organization)

                                ONE JAMES CENTER
                              901 EAST CARY STREET
                            RICHMOND, VIRGINIA 23219
                                 (804) 782-1400
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

         AMERICAN COMMERCIAL VESSEL AND TERMINAL EMPLOYEES' SAVINGS PLAN
                            (Full title of the Plan)

                              ALAN A. RUDNICK, ESQ.
                         VICE PRESIDENT-GENERAL COUNSEL
                             AND CORPORATE SECRETARY
                                 CSX CORPORATION
                                ONE JAMES CENTER
                              901 EAST CARY STREET
                            RICHMOND, VIRGINIA 23219
                                 (804) 782-1400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

        Pursuant to Registration Statement No. 033-49767 on Form S-8, CSX Corporation, a Virginia corporation ("CSX" or the "Company"), registered 66,000* shares of the Company's Common Stock, par value $1.00 per share ("Plan Common Stock"), as well as an indeterminate number of interests (the "Plan Interests") to be offered and sold in connection with the investment of plan contributions in the CSX Stock Fund pursuant to the American Commercial Vessel and Terminal Employees' Savings Plan (the "Plan"). Participating employers of the Plan include American Commercial Barge Line Company, American Commercial Marine
Service Company, Hines American Line, Inc. and American Valley Line Terminals, Inc., each of which is a wholly-owned subsidiary of American Commercial Lines LLC ("ACL"). Prior to June 30, 1998, ACL was a wholly-owned subsidiary of CSX. Effective June 30, 1998, CSX conveyed ACL to a venture formed with Vectura Group, Inc. Following that date, neither employee nor employer contributions to the Plan could be invested in the CSX Stock Fund.

        The Company hereby de-registers 48,180 shares of Plan Common Stock, which represent all unsold shares of Plan Common Stock, as well as all unsold Plan Interests.

_______________________________________
*  Adjusted to reflect a 2-for-1 stock split effective December 21, 1995.


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


                                   SIGNATURES

The Registrant
--------------

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on June 28, 2000.

                                         CSX CORPORATION



                                         By:    /s/ GREGORY R. WEBER
                                             -----------------------
                                                Gregory R. Weber
                                                Vice President and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed below by the following persons in the capacities indicated on June 28, 2000.


         Signature                                    Title
         ---------                                    -----


          /s/ JOHN W. SNOW*
-------------------------------     Chairman, President, Chief Executive Officer
         John W. Snow               and Director (Principal Executive Officer)


         /s/ PAUL R. GOODWIN*
-------------------------------     Executive Vice President-Finance and Chief
         Paul R. Goodwin            Financial Officer (Principal Financial
                                    Officer)

         /S/ JAMES L. ROSS*
-------------------------------     Vice President and Controller
         James L. Ross              (Principal Accounting Officer)


         /s/ ELIZABETH E. BAILEY*
---------------------------------   Director
         Elizabeth E. Bailey


                                       3



         /s/ H. FURLONG BALDWIN*
---------------------------------   Director
         H. Furlong Baldwin


         /s/ CLAUDE S. BRINEGAR*
---------------------------------   Director
         Claude S. Brinegar


         /S/ ROBERT L. BURRUS, JR.*
----------------------------------  Director
         Robert L. Burrus, Jr.


         /s/ BRUCE C. GOTTWALD*
----------------------------------  Director
         Bruce C. Gottwald


         /s/ JOHN R. HALL*
----------------------------------  Director
         John R. Hall


         /s/ E. BRADLEY JONES*
----------------------------------  Director
         E. Bradley Jones


         /s/ ROBERT D. KUNISH*
----------------------------------  Director
         Robert D. Kunisch


         /s/ JAMES W. MCGLOTHLIN*
----------------------------------  Director
         James W. McGlothlin


         /s/ SOUTHWOOD J. MORCOTT*
---------------------------------   Director
         Southwood J. Morcott


         /s/ CHARLES E. RICE*
---------------------------------   Director
         Charles E. Rice



                                       4



         /s/ WILLIAM C. RICHARDSON*
----------------------------------  Director
         William C. Richardson


         /s/ FRANK S. ROYAL, M.D.*
----------------------------------- Director
         Frank S. Royal, M.D.



* By:     /s/ ELLEN M. FITZSIMMONS
      ----------------------------
         Ellen M. Fitzsimmons
         Attorney-in-Fact









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


The Plan
--------

               Pursuant to the requirements of the Securities Act of 1933, the members of the Administrative and Investment Committee for the Plan have duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on June 28, 2000.

                                                  AMERICAN COMMERCIAL VESSEL AND
                                                  TERMINAL EMPLOYEES' SAVINGS
                                                  PLAN


                                               By:/s/GREGORY R. WEBER
                                                  ------------------------------
                                                     Gregory R. Weber
                                                     Attorney-in-Fact

                                  EXHIBIT INDEX


24.1    Power of Attorney of Certain Officers and Directors of CSX Corporation

24.2 Power of Attorney of Members of the Administrative and Investment Committee for the American Commercial Vessel and Terminal Employees' Savings Plan










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